EXHIBIT A
                                                                       ---------




        [GRAPHIC OMITTED]                                     [GRAPHIC OMITTED]
         HUSKY ENERGY                                          COMPUTERSHARE

                                           Computershare Trust Company of Canada
                                                9th Floor, 100 University Avenue
                                                        Toronto, Ontario M5J 2Y1
                                                           www.computershare.com


        MR. SAM SAMPLE
        123 SAMPLES STREET
        SAMPLETOWN SS X9X 9X9                        SECURITY CLASS          123

                                                     HOLDER ACCOUNT NUMBER

                                                     C1234567890             XXX



                                                 Please print in ink.
                                                 Print in CAPITAL letters inside
                                                 the grey areas as shown in
                                                 this example.
                                                 [A][B][C]  [1][2][3]  [X][X]

--------------------------------------------------------------------------------
         FORM OF PROXY - ANNUAL MEETING TO BE HELD ON APRIL 22, 2004
--------------------------------------------------------------------------------

NOTES:

1. THIS FORM OF PROXY MUST BE DATED AND THE SIGNATURE OF THE PROXY SHOULD BE EXACTLY THE SAME AS THE NAME IN WHICH THE SHARES ARE REGISTERED. IF NOT DATED, THE FORM OF PROXY WILL BE DEEMED TO BEAR THE DATE ON WHICH IT WAS SENT TO THE SHAREHOLDER.

2. IF THE HOLDER OF SHARES IS A CORPORATION, THE PROXY MUST BE EXECUTED UNDER ITS CORPORATE SEAL OR BY A DULY AUTHORIZED OFFICER OR ATTORNEY. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE.

3. FORMS OF PROXY MUST BE DEPOSITED AT THE OFFICE OF THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION, COMPUTERSHARE TRUST COMPANY OF CANADA, 9TH FLR., 100 UNIVERSITY AVENUE, TORONTO, ONTARIO M5J 2Y1 (ATTENTION: PROXY DEPARTMENT) NO LATER THAN 10:30 A.M. (CALGARY TIME) ON APRIL 20, 2004 OR ON THE SECOND LAST BUSINESS DAY PRECEDING ANY ADJOURNMENT OF THE MEETING.


THANK YOU

MR. SAM SAMPLE                           C1234567890 [GRAPHIC OMITTED]  +
                                               123

--------------------------------------------------------------------------------
         THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.
--------------------------------------------------------------------------------

APPOINTMENT OF PROXYHOLDER

I/WE BEING HOLDER(S) OF HUSKY
ENERGY INC. (THE "CORPORATION")
HEREBY APPOINT:                           PRINT THE NAME OF THE
Canning K.N. Fok of Hong Kong,     OR     PERSON YOU ARE APPOINTING   [_______]
a Co- Chairman and a director             IF THIS PERSON IS SOMEONE
of the Corporation, or failing            OTHER THAN EITHER OF THE
him, John C.S. Lau of Calgary,            FOREGOING.
Alberta, President & Chief Executive
Officer and a director of the
Corporation

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Husky Energy Inc. to be held on the 22nd day of April, 2004 at 10:30 a.m. (Calgary time) and at any adjournment thereof.

1.   ELECTION OF DIRECTORS

FOR:                                   [_]

OR

WITHHOLD FROM VOTING FOR:              [_[

the election of Directors as set forth in the Management Information Circular dated March 18, 2004 accompanying this form of proxy;

2.   APPOINTMENT OF AUDITORS

FOR:                                   [_]

OR

WITHHOLD FROM VOTING FOR:              [_]

the appointment of KPMG LLP as auditors of the Corporation; and

RESOLUTIONS


Upon any other business which may properly come before the meeting or any adjournment(s) thereof, in such manner as the said proxyholder sees fit.

The undersigned hereby revokes any proxies previously given.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS DIRECTED IN THE SPACES PROVIDED ABOVE OR, IF NO DIRECTION IS GIVEN, SHALL BE VOTED IN FAVOUR OF EACH OF THE ABOVE MATTERS.

The persons named in this Proxy are directors and/or officers of the Corporation. Each shareholder has the right to appoint a person, who need not be a shareholder, to attend and to act for him, her or it and on his, her or its behalf at the meeting, other than the persons designated above. To exercise such right, the names of the persons designated by management should be crossed out and the name of the shareholder's appointee should be legibly printed in the blank space provided.

AUTHORIZED SIGNATURE(S) - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. IF NO VOTING INSTRUCTIONS ARE INDICATED ABOVE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Signature(s)                                    Date - Day    Month    Year
                                                           /        /
-------------------------------                 ---------------------------


ANNUAL REPORT/QUARTERLY FINANCIAL STATEMENTS REQUEST

In accordance with securities                       Mark this box if you would like            Mark this box if you would
regulations, shareholders may elect           [_]   to receive Quarterly Financial       [_]   like to receive the Annual
annually to receive interim financial               Statements by mail.                        Report by mail.
statements and/or annual reports, if they
so request. If you wish to receive such
mailings, please make your selections:



O          HSEQ                   1FFF              999999999999              +

                                HUSKY ENERGY INC.
                              707 - 8TH AVENUE S.W.
                                CALGARY, ALBERTA
                                     T2P 1H5


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


NOTICE IS HEREBY GIVEN THAT the annual meeting (the "Meeting") of holders of common shares ("Common Shares") of Husky Energy Inc. (the "Corporation") will be held in the Crystal Ballroom at the Fairmont Palliser Hotel, 133 - 9th Avenue S.W. Calgary, Alberta on the 22nd day of April, 2004 at 10:30 a.m. (Calgary time), for the following purposes:

1. To receive the annual report of the board of directors to the shareholders and the consolidated audited financial statements of the Corporation for the fiscal year ended December 31, 2003;

2.       To elect the board of directors for the ensuing year;

3. To appoint KPMG LLP, Chartered Accountants, of Calgary, Alberta, as auditors of the Corporation; and

4. To transact such other business as may be properly brought before the Meeting or any adjournment or adjournments thereof.

The details of all matters proposed to be put before shareholders at the Meeting are set forth in the Management Information Circular accompanying this Notice of Meeting. At the Meeting, shareholders will be asked to approve each of the foregoing items.

Only shareholders of record at the close of business on March 17, 2004 are entitled to notice of and to attend the annual meeting or any adjournment or adjournments thereof and to vote thereat.

DATED at the City of Calgary, in the Province of Alberta this 18th day of March, 2004.

                       BY ORDER OF THE BOARD OF DIRECTORS

                               "JAMES D. GIRGULIS"
                                James D. Girgulis
                   Vice President, Legal & Corporate Secretary

                                    IMPORTANT

It is desirable that as many Common Shares as possible be represented at the Meeting. If you do not expect to attend and would like your Common Shares represented, please complete the enclosed form of proxy and return it as soon as possible in the envelope provided for that purpose. In accordance with the by-laws of the Corporation, all proxies, to be valid, must be deposited at the office of the Registrar and Transfer Agent of the Corporation, Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 (Attention: Proxy Department), no later than 10:30 a.m. (Calgary time) on April 20, 2004 or on the second last business day preceding any adjournment of the Meeting.

                                HUSKY ENERGY INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 2004


                         MANAGEMENT INFORMATION CIRCULAR

         This Management Information Circular is furnished in connection with the solicitation of proxies by the management of Husky Energy Inc. ("Husky" or the "Corporation") for use at the annual meeting of the holders of common shares (the "Common Shares") of the Corporation to be held on the 22nd day of April, 2004 at 10:30 a.m. (Calgary time), or at any adjournment thereof (the "Meeting"), for the purposes set forth in the Notice of Meeting. The information contained herein is given as of the 17th day of March, 2004, except where otherwise indicated. There is enclosed herewith a form of proxy for use at the Meeting, together with a copy of the Corporation's Annual Report containing the financial statements of the Corporation to be presented at the Meeting. Each shareholder who is entitled to attend at meetings of shareholders is encouraged to participate in the Meeting and shareholders are urged to vote in person or by proxy on matters to be considered.

                      APPOINTMENT AND REVOCATION OF PROXIES

         Those shareholders desiring to be represented by proxy must deposit their respective forms of proxy with Computershare Trust Company of Canada ("Computershare") at 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 (Attention: Proxy Department) by no later than 10:30 a.m. (Calgary time) on April 20, 2004 or on the second last business day preceding any adjournment of the Meeting. A proxy must be executed by the shareholder or by his or her attorney authorized in writing, or if the shareholder is a corporation, under its seal or by an officer or attorney thereof duly authorized. A proxy is valid only at the Meeting in respect of which it is given or any adjournment of the Meeting.

         EACH SHAREHOLDER SUBMITTING A PROXY HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM, HER OR IT AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY FURNISHED BY THE CORPORATION. The shareholder may exercise this right by striking out the names of the persons so designated and inserting the name of the desired representative in the blank space provided, or by completing another form of proxy and in either case depositing the proxy with Computershare at the place and within the time specified above for the deposit of proxies.

         A PROXY MAY BE REVOKED BY THE PERSON GIVING IT AT ANY TIME PRIOR TO THE EXERCISE THEREOF. IF A PERSON WHO HAS GIVEN A PROXY ATTENDS PERSONALLY AT THE MEETING AT WHICH SUCH PROXY IS TO BE VOTED, SUCH PERSON MAY REVOKE THE PROXY AND VOTE IN PERSON. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his or her attorney authorized in writing, or if the shareholder is a corporation, under its seal or by an officer or attorney thereof duly authorized, and deposited with Computershare at the place and within the time specified above for the deposit of proxies. The close of business on March 17, 2004 is the record date for the determination of shareholders who are entitled to notice of, and to attend and vote at, the Meeting (the "Record Date").

         Shareholders who do not hold their Common Shares in their own name (referred to herein as "beneficial shareholders") are advised that only proxies from shareholders of record can be recognized and voted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Common Shares will not be registered in the shareholder's name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the beneficial shareholder. Without specific instructions, brokers/nominees are prohibited from voting Common Shares for their clients. The directors and officers of the Corporation do not know for whose benefit the Common Shares registered in the name of CDS & Co. are held, and directors and officers of the Corporation do not necessarily know for whose benefit the Common Shares registered in the name of any broker or agent are held. Beneficial shareholders who complete and return a form of proxy must indicate thereon the person (usually a brokerage house) who holds their Common Shares as a registered shareholder. Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings. Every intermediary (broker) has its own mailing procedure, and provides its own return instructions, which should be carefully followed. The form of proxy supplied to beneficial shareholders is identical to that provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP"). ADP typically applies a special sticker to the proxy forms, mails those forms to the beneficial shareholders and asks beneficial shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A BENEFICIAL SHAREHOLDER RECEIVING A PROXY WITH AN ADP STICKER ON IT CANNOT USE THAT PROXY TO VOTE COMMON SHARES DIRECTLY AT THE MEETING. THE PROXY MUST BE RETURNED TO ADP WELL IN ADVANCE OF THE MEETING IN ORDER TO HAVE THE COMMON SHARES VOTED.

         All references to shareholders in this Management Information Circular and the accompanying form of proxy and Notice of Meeting are to shareholders of record, unless specifically stated otherwise.

                             EXERCISE OF DISCRETION

         The Common Shares represented by the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions of the shareholder where voting is by way of a show of hands or by ballot. THE PERSONS APPOINTED UNDER THE ENCLOSED FORM OF PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THE PROXY AND NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF ANY SUCH MATTERS SHOULD COME BEFORE THE MEETING, IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY TO VOTE SUCH PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT UNLESS THE SHAREHOLDER HAS SPECIFIED TO THE CONTRARY OR THAT COMMON SHARES ARE TO BE WITHHELD FROM VOTING. AT THE TIME OF PRINTING THIS MANAGEMENT INFORMATION CIRCULAR, THE MANAGEMENT OF THE CORPORATION IS NOT AWARE OF ANY SUCH AMENDMENT, VARIATION, OR OTHER MATTER.

         UNLESS OTHERWISE SPECIFIED, PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED IN FAVOUR OF THE ELECTION OF THE NOMINEES HEREINAFTER SET FORTH AS DIRECTORS OF THE CORPORATION (PROVIDED THAT IN THE EVENT THAT A VACANCY AMONG SUCH NOMINEES OCCURS BECAUSE OF DEATH OR FOR ANY OTHER REASON PRIOR TO THE MEETING, PROXIES SHALL NOT BE VOTED WITH RESPECT TO SUCH VACANCY) AND IN FAVOUR OF THE APPOINTMENT OF KPMG LLP, CHARTERED ACCOUNTANTS AS AUDITORS OF THE CORPORATION.

                         PERSONS MAKING THE SOLICITATION

         This solicitation is made on behalf of the management of the Corporation. The cost incurred in the preparation and mailing of both the proxy and this Management Information Circular will be borne by the Corporation. In addition to the use of mail, proxies may be solicited by personal interviews, personal delivery, telephone or any form of electronic communication or by directors, officers and employees of the Corporation who will not be directly compensated therefor.

         In accordance with National Instrument 54-101 COMMUNICATIONS WITH BENEFICIAL OWNERS OF SECURITIES OF A REPORTING ISSUER, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As at March 1, 2004, the Corporation had 422,836,702 Common Shares outstanding. Each Common Share confers upon the holder thereof the right to one vote. Only those shareholders of record on the Record Date are entitled to notice of, and to attend and vote at the Meeting. Any transferee or person acquiring Common Shares after the Record Date may, on proof of ownership of Common Shares, demand of Computershare not later than 10 days before the Meeting that his, her or its name be included in the list of persons entitled to attend and vote at the Meeting.

         To the knowledge of the directors and senior officers of the Corporation, as at March 1, 2004 no person or company beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the voting rights attached to all of the outstanding Common Shares of the Corporation other than as set forth below:

                                                               NO. OF          PERCENTAGE OF
         NAME                       TYPE OF OWNERSHIP       COMMON SHARES      COMMON SHARES
         ----                       -----------------       -------------      -------------
L.F. Investments (Barbados)         Beneficial and of       152,695,061 (1)        36.1%
Limited                                 Record

U.F. Investments (Barbados) Ltd.    Beneficial and of       146,707,020 (2)        34.7%
                                        Record

NOTES:
------
(1) L.F. Investments (Barbados) Limited also owns 72,573 transferable common share purchase warrants of the Corporation. Each common share purchase warrant is exercisable at a price of $0.01 for 1.857 Common Shares in accordance with the terms of such warrants as summarized in note (3) below for an aggregate of up to 134,768 Common Shares. L.F. Investments (Barbados) Limited is 100% indirectly owned by Mr. Li Ka-shing and trusts of which members of Mr. Li's family are discretionary beneficiaries, and is indirectly controlled by Mr. Li through the ownership of voting preferred shares.

(2) U.F. Investments (Barbados) Ltd. also owns 69,727 transferable common share purchase warrants of the Corporation. Each common share purchase warrant is exercisable at a price of $0.01 for 1.857 Common Shares in accordance with the terms of such warrants as summarized in note (3) below for an aggregate of up to 129,483 Common Shares. U.F. Investments (Barbados) Ltd. is 100% indirectly owned by Hutchison Whampoa Limited of which Mr. Li Ka-shing is the Chairman. Trusts of which members of Mr. Li's family are discretionary beneficiaries hold an indirect 35.65% interest in Cheung Kong (Holdings) Limited, which holds an indirect 49.9% interest in Hutchison Whampoa Limited. Mr. Li holds an indirect 1.39% interest in Cheung Kong (Holdings) Limited.

(3) The common share purchase warrants were issued pursuant to the Plan of Arrangement with Renaissance Energy Ltd. ("Renaissance") completed on August 25, 2000 and are only exercisable if and when the stock options of Renaissance, which were exchanged for stock options of the Corporation pursuant to the Plan of

         Arrangement (the "Exchanged Options"), are exercised. The common share purchase warrants expire on a pro rata basis as the Exchanged Options are cancelled or expire.

                             EXECUTIVE COMPENSATION

         The Corporation's compensation program (the "Compensation Program") is governed by the Compensation Committee of the board of directors of the Corporation. Among its responsibilities, the Compensation Committee makes recommendations to the board with respect to compensation of the executive officers of the Corporation and also reviews and monitors the design and competitiveness of major new compensation programs for the Corporation and its operating subsidiaries. During 2003, no new compensation or benefit programs were introduced.

         During 2003, the members of the Compensation Committee were C.K.N. Fok, Co-Chair of the Board, H. Kluge, E.L. Kwok and F.J. Sixt. Mr. Fok served as Chair of the Compensation Committee.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Program is intended to attract, motivate, reward and retain the management talent needed to achieve the Corporation's business objectives. Based on a pay-for-performance philosophy, it rewards executive officers on the basis of individual performance and achievement of corporate objectives.

         The Corporation participates in an annual Towers Perrin compensation survey, conducted by independent consultants, of the salary, benefit and other incentive programs in effect with comparative oil and gas companies in Canada (the "Survey"). The Survey is employed as a reference by the Compensation Committee in its deliberations. The executive compensation of the Corporation is comprised of four major components: base salaries, a short-term incentive program, a long-term incentive plan and benefit plans.

         BASE SALARY

         The base salary of the President & Chief Executive Officer, and of each of the other executive officers, is determined by the Compensation Committee based on the level of responsibility and the experience of the individual, the relative importance of the position to the Corporation and the performance of the individual over time. Base salary is targeted at the 50th percentile of remuneration paid by a comparative group of fourteen (14) similar sized Canadian oil and gas companies. Although greater emphasis is placed on incentive compensation, the Compensation Committee considers that a competitive base salary for all employees of the Corporation is a key factor in achieving and maintaining the Corporation's desired competitive positioning in the oil and gas industry. The Corporation uses a variety of salary surveys to establish a guideline for its salary ranges for employees at large, but uses Towers Perrin for the executive survey due to participating peer companies.

         SHORT-TERM INCENTIVE PROGRAM

         The purpose of the corporate bonus plan is to relate a component of compensation directly to a combination of annual corporate results, an assessment of the individual's performance and the particular business area in which the individual is employed. The executives are assessed on the same consistent basis whereby bonuses are determined after the Corporation's financial results for the preceding financial year are known.

         LONG-TERM INCENTIVE COMPENSATION (INCENTIVE STOCK OPTION PLAN)

         The purpose of the Incentive Stock Option Plan (the "Plan") is to enable the Corporation in appropriate circumstances to offer ownership interests in the Corporation through stock options in order to assist the Corporation and its subsidiaries to attract and retain officers and employees of outstanding ability, competence and potential. It is important that this compensation element be used to align the perspective of key employees to those of a shareholder and that this compensation element encourage a longer-term perspective beyond the one-year range of the short-term incentive.

         Pursuant to the Plan, the board of directors may, on the recommendation of the Compensation Committee, grant from time to time to officers and employees of the Corporation (each an "Eligible Person") options to purchase Common Shares of the Corporation. The exercise price at which Common Shares may be purchased pursuant to an option is established at the time such option is granted and will be the weighted average trading price per Common Share on the Toronto Stock Exchange (the "TSX") for the five days preceding the grant date. The term of each option may be fixed by the board of directors when the option is granted to a maximum of five years. Options will vest as to one-third on each anniversary date of the date of grant of the options, subject to the right of the board of directors to determine at the time of grant that particular options will be exercisable in whole or in part on earlier dates. The maximum number of Common Shares that may be reserved for issuance pursuant to options granted under the Plan is presently fixed at 30,000,000 and the maximum number of Common Shares that may be optioned to any one Eligible Person under the Plan together with all other previously established or proposed options, shall not exceed 1% of the total number of Common Shares issued and outstanding on a non-diluted basis. The options are not assignable and terminate immediately upon the Eligible Person being dismissed from his or her employment for cause or resigning at the request of the Corporation, or terminate after 90 days upon the Eligible Person resigning his or her office or employment (other than at the request of the Corporation) or is dismissed without cause.

         Executive officers do not receive options on an annual basis and to date have only received a one time grant. The Compensation Committee reviews this policy on a regular basis. As of December 31, 2003, the total number of options outstanding represented approximately 1% of all outstanding Common Shares.

         BENEFIT PLANS

         The executive officers participate with all employees in the benefit plans provided by the Corporation. There are no special supplemental pension plans in place for any of the executive officers. The Corporation has a 5% Savings Plan for all employees, including the executive officers. Additionally, the executive officers receive a monthly vehicle allowance.

         Executive Employment Agreements are in place for all executive officers except for the President & Chief Executive Officer and the Vice President & Chief Financial Officer. The Executive Employment Agreements in place contain limited change of control provisions.

         COMPENSATION OF THE PRESIDENT & CHIEF EXECUTIVE OFFICER

         The Compensation Committee assesses the overall financial performance and compensation of John C.S. Lau, the President & Chief Executive Officer, on the basis of his sustained performance over time in meeting the following key mandates of his office:

         o With specific reference to Husky's strategic and financial plans, to position Husky in existing and potential related business areas to enhance earnings;

         o To increase earnings and cash flow through the judicious expansion of Husky by development, acquisition or merger;

         o To ensure that Husky has a sound financial structure in place to capitalize on growth and diversification opportunities; and

         o To continually improve subordinate effectiveness to assure competent management development and succession.

         The foregoing report is respectfully submitted to the shareholders of the Corporation by the Compensation Committee:

MEMBERS:

Canning K.N. Fok, Chair
Holger Kluge
Eva L. Kwok
Frank J. Sixt

SENIOR EXECUTIVE COMPENSATION

         The following table details compensation information for the three financial years of the Corporation ended December 31, 2003 for the Corporation's President & Chief Executive Officer, John C.S. Lau, and the Corporation's four most highly compensated executive officers as at December 31, 2003, Neil D. McGee, Vice President & Chief Financial Officer, Donald R. Ingram, Senior Vice President, Midstream & Refined Products, Robert S. Coward, Vice President, Western Canada Production and David R. Taylor, Vice President, Exploration (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                          ----------------------------------------------------------------------------------------------------------
                                               ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
----------------------------------------------------------------------------------------------------------------------------
                                                                                            AWARDS              PAYOUTS
----------------------------------------------------------------------------------------------------------------------------
                                                                                SECURITIES UNDER    RESTRICTED                 ALL
                                                                                    OPTIONS/        SHARES OR                 OTHER
                                                             OTHER ANNUAL         STOCK OPTIONS     RESTRICTED     LTIP      COMPEN-
   NAME AND POSITION      YEAR       SALARY     BONUS (1)   COMPENSATION (2)      OUTSTANDING     SHARE UNITS    PAYOUTS     SATION
                                       $            $               $                   #               %            $           $
------------------------------------------------------------------------------------------------------------------------------------
John C.S. Lau             2003      895,000      875,000         159,188               --              --           --           --
President & Chief         2002      835,000      518,400         134,767               --              --           --           --
Executive Officer         2001      780,000      653,600         134,722               --              --           --           --
------------------------------------------------------------------------------------------------------------------------------------
Neil D. McGee             2003      368,000      100,000          65,981               --              --           --           --
Vice President &          2002      356,000      86,300           47,106               --              --           --           --
Chief Financial           2001      336,000      108,075          50,593               --              --           --           --
Officer
------------------------------------------------------------------------------------------------------------------------------------
Donald R. Ingram          2003      331,250      130,000          86,790               --              --           --           --
Senior Vice               2002      313,750      138,200          30,877               --              --           --           --
President,                2001      285,000      191,800          51,833               --              --           --           --
Midstream &
Refined Products
------------------------------------------------------------------------------------------------------------------------------------

                          ----------------------------------------------------------------------------------------------------------
                                               ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
----------------------------------------------------------------------------------------------------------------------------
                                                                                            AWARDS              PAYOUTS
----------------------------------------------------------------------------------------------------------------------------
                                                                                SECURITIES UNDER    RESTRICTED                 ALL
                                                                                    OPTIONS/        SHARES OR                 OTHER
                                                             OTHER ANNUAL         STOCK OPTIONS     RESTRICTED     LTIP      COMPEN-
   NAME AND POSITION      YEAR       SALARY     BONUS (1)   COMPENSATION (2)      OUTSTANDING     SHARE UNITS    PAYOUTS     SATION
                                       $            $               $                   #               %            $           $
------------------------------------------------------------------------------------------------------------------------------------
Robert S. Coward          2003      269,000      85,000           73,909               --              --           --           --
Vice President,           2002      253,750      75,600           48,066               --              --           --           --
Western Canada            2001      226,250      102,067          47,875               --              --           --           --
Production
------------------------------------------------------------------------------------------------------------------------------------
David R. Taylor           2003      254,000      85,000           49,509               --              --           --           --
Vice President,           2002      242,500      75,600           43,853               --              --           --           --
Exploration               2001      233,750      88,567           35,692               --              --           --           --
------------------------------------------------------------------------------------------------------------------------------------


NOTES:
------
(1) Bonuses paid in 2001 are based on 2000 performance, bonuses paid in 2002 are based on 2001 performance and bonuses paid in 2003 are based on 2002 performance.

(2) Includes savings plan, parking, vehicle allowance, defined contribution pension contributions and any unused vacation payouts, if applicable.

OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

         No options or other equity instruments of the Corporation were granted to the Named Executive Officers during the financial year ended December 31, 2003.

AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR END AND FINANCIAL YEAR END OPTION VALUES

         The following table sets forth information in respect of aggregated option exercises by the Named Executive Officers during the year ended December 31, 2003 together with the number and value of unexercised options held as at December 31, 2003.

----------------------------------------------------------------------------------------------------------------------
                           AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED
                               FINANCIAL YEAR END AND FINANCIAL YEAR END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                                                                           UNEXERCISED          VALUE OF UNEXERCISED
                                                                           OPTIONS AT               IN-THE-MONEY
                                SECURITIES                                FINANCIAL YEAR        OPTIONS AT FINANCIAL
                                ACQUIRED ON        AGGREGATE VALUE       END EXERCISABLE/       YEAR END EXERCISABLE
                                 EXERCISE              REALIZED           UNEXERCISABLE          UNEXERCISABLE (1)
           NAME                     (#)                  ($)                   (#)                     ($)
----------------------------------------------------------------------------------------------------------------------
John C.S. Lau                       --                   --                 420,000/-              4,485,600/-
President & Chief
Executive Officer
----------------------------------------------------------------------------------------------------------------------
Neil D. McGee                       --                   --                 100,000/-              1,068,000/-
Vice President & Chief
Financial Officer
----------------------------------------------------------------------------------------------------------------------
Donald R. Ingram                  50,000               346,753               50,000/-               534,000/-
Senior Vice President,
Midstream & Refined
Products
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                           AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED
                               FINANCIAL YEAR END AND FINANCIAL YEAR END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                                                                           UNEXERCISED          VALUE OF UNEXERCISED
                                                                           OPTIONS AT               IN-THE-MONEY
                                SECURITIES                                FINANCIAL YEAR        OPTIONS AT FINANCIAL
                                ACQUIRED ON        AGGREGATE VALUE       END EXERCISABLE/       YEAR END EXERCISABLE
                                 EXERCISE              REALIZED           UNEXERCISABLE          UNEXERCISABLE (1)
           NAME                     (#)                  ($)                   (#)                     ($)
----------------------------------------------------------------------------------------------------------------------
Robert S. Coward                  60,000               505,200               30,000/-               320,400/-
Vice President,
Western Canada
Production
----------------------------------------------------------------------------------------------------------------------
David R. Taylor
Vice President,                   32,500               208,650               60,000/-               640,800/-
Exploration
----------------------------------------------------------------------------------------------------------------------

NOTE:
-----
(1) Based on the closing price of the Common Shares on December 31, 2003 of $23.47.

ADJUSTMENTS TO THE EXERCISE PRICE OF OPTIONS

         Effective September 3, 2003, the Corporation reduced the exercise price of all of its outstanding options held by its officers and employees by $0.82 per Common Share. This reduction followed the Corporation's declaration of a special dividend of $1.00 per Common Share paid on October 1, 2003 to shareholders of record on August 29, 2003. The adjustment to the exercise price of all outstanding options was done in accordance with the provisions of the Corporation's Incentive Stock Option Plan. The reduction of $0.82 per Common Share was the difference between the closing price on the last trading day before the Corporation's Common Shares began trading ex-dividend (being August 26, 2003) and the opening price on the first day that the Corporation's Common Shares traded ex-dividend (being August 27, 2003). The following table sets forth information in respect of the adjustment in the exercise price of options held by the Named Executed Officers.

----------------------------------------------------------------------------------------------------------------------
                                                        MARKET
                                                       PRICE OF
                                                        COMMON
                                        SECURITIES     SHARES AT                                         LENGTH OF
                                          UNDER         TIME OF       EXERCISE PRICE                      ORIGINAL
                                         OPTIONS       REPRICING       AT TIME OF            NEW        OPTION TERM
                                         REPRICED          OR         REPRICING OR        EXERCISE      REMAINING AT
                                            OR         AMENDMENT        AMENDMENT          PRICE          DATE OF
                          DATE OF        AMENDED       ($/COMMON        ($/COMMON        ($/COMMON      REPRICING OR
        NAME             REPRICING         (#)           SHARE)           SHARE)           SHARE)        AMENDMENT
----------------------------------------------------------------------------------------------------------------------
John C.S. Lau            Sept. 3/03       420,000         19.75            13.61            12.79         2 years
President &
Chief Executive
Officer
----------------------------------------------------------------------------------------------------------------------
Neil D. McGee            Sept. 3/03       100,000         19.75            13.61            12.79         2 years
Vice President &
Chief Financial
Officer
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                        MARKET
                                                       PRICE OF
                                                        COMMON
                                        SECURITIES     SHARES AT                                         LENGTH OF
                                          UNDER         TIME OF       EXERCISE PRICE                      ORIGINAL
                                         OPTIONS       REPRICING       AT TIME OF            NEW        OPTION TERM
                                         REPRICED          OR         REPRICING OR        EXERCISE      REMAINING AT
                                            OR         AMENDMENT        AMENDMENT          PRICE          DATE OF
                          DATE OF        AMENDED       ($/COMMON        ($/COMMON        ($/COMMON      REPRICING OR
        NAME             REPRICING         (#)           SHARE)           SHARE)           SHARE)        AMENDMENT
----------------------------------------------------------------------------------------------------------------------
Donald R. Ingram         Sept. 3/03        50,000         19.75            13.61            12.79         2 years
Senior Vice
President,
Midstream &
Refined Products
----------------------------------------------------------------------------------------------------------------------
Robert S. Coward         Sept. 3/03        80,000         19.75            13.61            12.79         2 years
Vice President,
Western Canada
Production
----------------------------------------------------------------------------------------------------------------------
David R. Taylor          Sept. 3/03        60,000         19.75            13.61            12.79         2 years
Vice President,
Exploration
----------------------------------------------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

         Directors of the Corporation are paid an annual fee of $27,000 (as of July 23, 2003; previously $20,000 per year). In addition, the directors are paid a fee of $1,200 per meeting of the board or of a committee of the board attended. The directors of the Corporation are also entitled to reimbursement for out-of-pocket expenses for attendance at meetings of the board of directors and any committees of the board of directors. As of July 23, 2003, the Chairs of the committees of the board of directors are to be paid an annual retainer of $5,500. During the financial year ended December 31, 2003, the directors of the Corporation were paid compensation in the aggregate amount of $415,933. Pursuant to the terms of the Corporation's Incentive Stock Option Plan the directors are entitled to receive options. However, to date non-executive directors have not been granted options and there are no current plans to do so.

PERFORMANCE GRAPH

         The following performance graph compares the Corporation's cumulative total shareholder return on Common Shares over the period from August 28, 2000 (the first day of trading of the Corporation's Common Shares on the TSX following the completion of the Plan of Arrangement with Renaissance on August 25, 2000) to December 31, 2003, assuming a $100 initial investment and the reinvestment of all dividends, with the cumulative total shareholder return on the S&P/TSX Composite Index and the TSX Integrated Oil Index.

[GRAPHIC OMITTED]
[PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------
                                   AUG. 28,       DEC. 31,         DEC. 31,        DEC. 31,        DEC. 31,
                                     2000           2000             2001            2002            2003
---------------------------------------------------------------------------------------------------------------
Husky                                100            106              127             127             181
---------------------------------------------------------------------------------------------------------------
S&P/TSX Composite Index (1)          100             80              68               59              73
---------------------------------------------------------------------------------------------------------------
TSX Integrated Oil Index (2)         100            113              134             144             191
---------------------------------------------------------------------------------------------------------------

NOTES:
------
(1)      Formerly the TSE 300 Index.

(2) The calculation of the TSX Integrated Oils Index was discontinued by the TSX in May 2003. Since May 2003 Bloomberg has continued to calculate this index and renamed it the TSX Integrated Oil Index.

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

         The Corporation's governance practices are the responsibility of the board of directors of the Corporation. The board of directors has delegated some of its responsibilities to develop and monitor the Corporation's governance practices to the Corporate Governance Committee. The board believes that good corporate governance is of fundamental importance to the success of the Corporation and, in 2003, with the encouragement of the board, the Corporation continued to strengthen its governance practices. The Corporate Governance Committee makes recommendations from time to time to the board concerning changes in the specific duties and responsibilities of the board and its committees to keep up to date with corporate governance practices and new regulations. The terms of reference of all committees are reviewed at least annually and are published on the Corporation's website at www.huskyenergy.ca.

         In 2003, extensive regulatory changes were introduced both in Canada and the United States, many as a result of the provisions of the U.S. SARBANES-OXLEY ACT of 2002. On January 16, 2004, the securities regulatory authorities of most Canadian jurisdictions published final rules, which come into force on March 30, 2004, and will become applicable to the Corporation on the later of its annual meeting in 2005 or July 1, 2005. These rules deal with CEO and CFO certification requirements of certain disclosure in public companies' annual and interim filings, regulating the role and composition of audit committees and supporting the work of the new Canadian Public Accountability Board in its oversight of auditors of public companies. In addition, a proposed policy entitled "Effective Corporate Governance" and a proposed rule entitled "Discharge of Corporate Governance Practices" were published by the Canadian Securities Administrators for comment. It is expected that once this new policy and new rule are in place, the TSX will revoke its corporate governance requirements.

         The board reviewed its corporate governance practices at meetings on November 15, 2003 and February 18, 2004. The Corporation's governance practices are generally consistent with the guidelines for effective corporate governance published by the TSX (the "TSX Guidelines"). Schedule A to this Management Information Circular summarizes the TSX Guidelines and the Corporation's alignment with them.

                              ELECTION OF DIRECTORS

         At the Meeting, it is proposed that 14 directors be elected until the next annual meeting of shareholders or until their successors are elected or appointed. There are currently 14 directors of the Corporation. Pursuant to the BUSINESS CORPORATIONS ACT (Alberta), the current directors of the Corporation cease to hold office at the close of the Meeting.

         The following table sets forth, in respect of each nominee, all positions currently held with the Corporation, principal occupation (and in the case of Mr. Fullerton his principal occupation for the last five years) and the approximate number of Common Shares of the Corporation beneficially owned, directly or indirectly, or over which voting control is exercised as of March 1, 2004. The information contained herein is based upon information furnished by the respective nominee.

                                                                                                                  NUMBER OF
                                                                                                                   COMMON
                                                                                                                   SHARES
                                                                                                                  OWNED OR
         NAME AND              DATE SINCE                                                                        SUBJECT TO
     MUNICIPALITY OF           SERVED AS A         OFFICE OR                                                     CONTROL OR
        RESIDENCE               DIRECTOR           POSITION                  PRINCIPAL OCCUPATION                 DIRECTION
--------------------------    --------------     ---------------    ---------------------------------------    ----------------
Li, Victor T. K.              August 25,         Co-Chair and       Managing Director and Deputy Chairman            --
Hong Kong                     2000               Director           of Cheung Kong (Holdings) Limited (an
                                                                    investment holding company). Mr. Li
                                                                    is also Deputy Chairman and Executive
                                                                    Director of Hutchison Whampoa Limited
                                                                    (an investment holding company),
                                                                    Chairman of Cheung Kong
                                                                    Infrastructure Holdings Limited (an
                                                                    infrastructure development company),
                                                                    and of CK Life Sciences Int'l.,
                                                                    (Holdings) Inc. (a biotechnology
                                                                    company), an Executive Director of
                                                                    Hongkong Electric Holdings Limited (a
                                                                    holding

                                                                                                                  NUMBER OF
                                                                                                                   COMMON
                                                                                                                   SHARES
                                                                                                                  OWNED OR
         NAME AND              DATE SINCE                                                                        SUBJECT TO
     MUNICIPALITY OF           SERVED AS A         OFFICE OR                                                     CONTROL OR
        RESIDENCE               DIRECTOR           POSITION                  PRINCIPAL OCCUPATION                 DIRECTION
--------------------------    --------------     ---------------    ---------------------------------------    ----------------
                                                                    company) and a director of The
                                                                    Hongkong and Shanghai Banking
                                                                    Corporation Limited.

Fok, Canning K.N.             August 25,         Co-Chair and       Group Managing Director and                    300,000
Hong Kong                     2000               Director           Executive Director of Hutchison
                                                                    Whampoa Limited. Mr. Fok is also
                                                                    the Chairman of Hutchison Harbour
                                                                    Ring Limited (an investment holding
                                                                    company), Hutchison
                                                                    Telecommunications (Australia)
                                                                    Limited (a telecommunications
                                                                    company), Partner Communications
                                                                    Company Ltd. (a
                                                                    telecommunications company), and
                                                                    Vanda Systems & Communications
                                                                    Holdings Limited (an investment
                                                                    holding company). Mr. Fok is also
                                                                    the Deputy Chairman of Cheung
                                                                    Kong Infrastructure Holdings
                                                                    Limited and Hongkong Electric
                                                                    Holdings Limited and a director of
                                                                    Cheung Kong (Holdings) Limited
                                                                    and Hutchison Whampoa Finance
                                                                    (CI) Limited (a finance company).

Fullerton, R. Donald          May 1, 2003        Director           Corporate Director.  From 1992 until            5,000
Toronto, Ontario                                                    1999 he chaired the Executive
                                                                    Committee of CIBC's Board and retired
                                                                    as a director in February 2004.  He
                                                                    currently serves on the Boards of
                                                                    George Weston Limited (a holding
                                                                    company), Asia Satellite
                                                                    Telecommunications Holdings Ltd. and
                                                                    Partner Communications Company Ltd.

Glynn, Martin J.G.            August 25,         Director           President, Chief Executive Officer               --
New York, New York            2000                                  and a director of HSBC Bank USA. Mr.
                                                                    Glynn is also a director of HSBC Bank
                                                                    Canada, HSBC North America Inc., HSBC
                                                                    USA Inc. and of Wells Fargo HSBC
                                                                    Trade Bank N.A.

                                                                                                                  NUMBER OF
                                                                                                                   COMMON
                                                                                                                   SHARES
                                                                                                                  OWNED OR
         NAME AND              DATE SINCE                                                                        SUBJECT TO
     MUNICIPALITY OF           SERVED AS A         OFFICE OR                                                     CONTROL OR
        RESIDENCE               DIRECTOR           POSITION                  PRINCIPAL OCCUPATION                 DIRECTION
--------------------------    --------------     ---------------    ---------------------------------------    ----------------
Hui, Terence C.Y.             August 25,         Director           Director, President & Chief Executive            --
Vancouver, British            2000                                  Officer, Concord Pacific Group Inc.
Columbia                                                            (a real estate development company),
                                                                    President and a director of Adex
                                                                    Securities Inc. (a financial services
                                                                    company) and Chairman and a director of
                                                                    Maximizer Software Inc. (formerly
                                                                    Multiactive Software Inc.) and
                                                                    Multiactive Technologies Inc.
                                                                    (computer software companies).

Kinney, Brent D.              August 25,         Director           Independent    businessman    and    a         20,369
Dubai, United Arab            2000                                  director  of  Dragon  Oil  plc  in the
Emirates                                                            United   Arab   Emirates   and  Aurado
                                                                    Energy Inc.

Kluge, Holger                 August 25,         Director           Corporate Director.  Mr. Kluge is a            10,000
Toronto, Ontario              2000                                  director of Hongkong Electric
                                                                    Holdings Limited, Hutchison
                                                                    Telecommunications (Australia)
                                                                    Limited, Loring Ward International
                                                                    Limited and TOM.COM LIMITED.

Koh, Poh Chan                 August 25,         Director           Finance Director, Harbour Plaza Hotel            --
Hong Kong                     2000                                  Management (International) Ltd.

Kwok, Eva L.                  August 25,         Director           Chairman, director and Chief                    5,000
Vancouver, British            2000                                  Executive Officer, Amara
Columbia                                                            International Investment Corp. (an
                                                                    investment holding company).  Mrs.
                                                                    Kwok is also a director of Bank of
                                                                    Montreal Group of Companies and CK
                                                                    Life Sciences Int'l., (Holdings) Inc.

Kwok, Stanley T.L.            August 25,         Director           President, Stanley Kwok Consultants            10,000
Vancouver, British            2000                                  (an architecture, planning and
Columbia                                                            development company). Mr. Kwok is a
                                                                    director of Amara International
                                                                    Investment Corp., Cheung Kong
                                                                    (Holdings) Limited and CTC Bank of
                                                                    Canada.

                                                                                                                  NUMBER OF
                                                                                                                   COMMON
                                                                                                                   SHARES
                                                                                                                  OWNED OR
         NAME AND              DATE SINCE                                                                        SUBJECT TO
     MUNICIPALITY OF           SERVED AS A         OFFICE OR                                                     CONTROL OR
        RESIDENCE               DIRECTOR           POSITION                  PRINCIPAL OCCUPATION                 DIRECTION
--------------------------    --------------     ---------------    ---------------------------------------    ----------------
Lau, John C.S.                August 25,         President &        President & Chief Executive Officer            21,356
Calgary, Alberta              2000               Chief              of Husky Energy Inc.
                                                 Executive
                                                 Officer and
                                                 Director

Shaw, Wayne E.                August 25,         Director           Senior Partner, Stikeman Elliott LLP,           7,500
Toronto, Ontario              2000                                  Barristers and Solicitors

Shurniak, William             August 25,         Deputy Chair       Director and Chairman of ETSA                    --
Australia                     2000               and Director       Utilities (a utility company),
                                                                    Powercor Australia Limited (a utility
                                                                    company) and CitiPower Pty Ltd. (a
                                                                    utility company). Mr. Shurniak is
                                                                    also a director of Hutchison Whampoa
                                                                    Limited, Envestra Limited (a natural
                                                                    gas distribution company) and
                                                                    CrossCity Motorways Pty Ltd. (an
                                                                    infrastructure and transportation
                                                                    company).

Sixt, Frank J.                August 25,         Director           Group Finance Director and Executive             --
Hong Kong                     2000                                  Director of Hutchison Whampoa
                                                                    Limited. Mr. Sixt is also
                                                                    the Chairman of TOM.COM
                                                                    LIMITED, an Executive Director of
                                                                    Cheung Kong Infrastructure
                                                                    Holdings Limited and Hongkong
                                                                    Electric Holdings Limited and
                                                                    a director of Cheung Kong (Holdings)
                                                                    Limited, Hutchison Whampoa
                                                                    Finance (CI) Limited, Hutchison
                                                                    Telecommunications (Australia)
                                                                    Limited and Partner
                                                                    Communications Company Ltd.

         The board of directors has an Audit Committee (as required by the BUSINESS CORPORATIONS ACT (Alberta)) consisting of M.J.G. Glynn (Chair), R.D. Fullerton, T.C.Y. Hui and W.E. Shaw, a Compensation Committee consisting of C.K.N. Fok (Chair), H. Kluge, E.L. Kwok and F.J. Sixt, a Health, Safety and Environment Committee consisting of H. Kluge (Chair), B.D. Kinney, and S.T.L. Kwok, and a Corporate Governance Committee consisting of H. Kluge (Chair), E.L. Kwok and W.E. Shaw. The Corporation does not have an Executive Committee.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

         No directors, executive officers or senior officers have loans, other than routine indebtedness, outstanding with the Corporation.

                             APPOINTMENT OF AUDITORS

         The persons named in the enclosed form of proxy intend to have nominated and to vote for the appointment of KPMG LLP, Chartered Accountants, of Calgary, Alberta (the "Auditors"), as auditors of the Corporation, to hold such office until the next annual meeting of the Corporation. The Auditors were first appointed as auditors of Husky Oil Limited, a predecessor company of the Corporation, in 1953 and became the auditors of the Corporation after completion of the Plan of Arrangement with Renaissance on August 25, 2000.

                         OTHER MATTERS TO BE ACTED UPON

         Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matters properly come before the Meeting, the accompanying proxy will be voted on such matters in the best judgment of the person or persons voting the proxy.

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

         None of the Corporation's insiders, proposed nominees for election as directors of the Corporation or their associates or affiliates, has any material interest in any transaction with the Corporation since the commencement of the Corporation's last financial year or in any proposed transaction which has materially affected or would materially affect the Corporation which has not been previously disclosed, except as follows.

         The Corporation leases its head office space located in Western Canadian Place in Calgary, Alberta from Western Canadian Place Ltd., which is indirectly controlled by the Corporation's principal shareholders. The Corporation's President & Chief Executive Officer and Vice President & Chief Financial Officer are also directors and officers of Western Canadian Place Ltd. The Vice President, Corporate Administration of the Corporation's subsidiary, Husky Oil Operations Limited, is also a director and officer of Western Canadian Place Ltd. The Corporation entered into a lease for an eight year term effective September 1, 2000 with Western Canadian Place Ltd. on commercial terms consistent with those for leases of comparable space in Class A office buildings in Calgary.

         The Corporation has also entered into a management agreement with Western Canadian Place Ltd. for general management of the building. The Corporation was paid fees of $36,663 in 2003 (down from $238,017 in 2002 due to credits given to Western Canadian Place Ltd.) for providing such management services.

         INTEREST OF DIRECTORS AND OFFICERS IN MATTERS TO BE ACTED UPON

         No director or officer of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any associate or affiliate of any one of them, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

                             ADDITIONAL INFORMATION

         The Corporation will provide to any person upon request a copy of the Corporation's current Annual Information Form, the Corporation's audited financial statements contained in the Annual Report for the year ended December 31, 2003, together with the report of the auditors thereon, and one copy of any of the Corporation's interim financial statements subsequent to such audited financial statements and a copy of this Management Information Circular.

         Any request for any of these documents should be made to the Corporate Secretary, Husky Energy Inc., 707 - 8th Avenue S.W., Calgary, Alberta, T2P 1H5 and/or fax (403) 298-7323 and in certain cases, the Corporation may require the payment of a reasonable charge for these documents. Information can also be obtained through the Corporation's website at www.huskyenergy.ca.

                                 BOARD APPROVAL

         The contents and the sending of this Management Information Circular have been approved by the board of directors of the Corporation.

                                   CERTIFICATE

         The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.


"JOHN C.S. LAU"                         "NEIL D. MCGEE"
John C.S. Lau                           Neil D. McGee
President & Chief Executive Officer     Vice President & Chief Financial Officer

Calgary, Alberta
March 18, 2004


                                                            SCHEDULE "A"

                                                         HUSKY ENERGY INC.

                                                TSX CORPORATE GOVERNANCE GUIDELINES

A comparison of the Corporation's governance practices with the TSX corporate governance disclosure guidelines ("TSX Guidelines")
is set out below. Throughout this Schedule, references to documents and information available on the Corporation's website can be found at www.huskyenergy.ca.

                                                DOES
                                                HUSKY
TSX CORPORATE GOVERNANCE GUIDELINE              ALIGN           COMMENTS
----------------------------------------------------------------------------------------------------------------------------------
1.       The board should explicitly assume     YES             The Board of Directors (the "Board") assumes
         responsibility fo stewardship of the                   responsibility for stewardship of the Corporation, acting
         Corporation, and specifically for:                     as a whole and through its Committees, and has adopted a
                                                                formal Mandate ("Terms of Reference") setting forth the Board's stewardship responsibilities and other specific duties and responsibilities. The Mandate can be found on the Corporation's website.

                                                                The Board's responsibilities are also governed by the BUSINESS
                                                                CORPORATION Act (Alberta), the Corporation's articles and by-laws, the Corporation's Code of Business Conduct, the Charter of each of the Board Committees, and other Corporate policies and applicable laws. Copies of the Code of Business Conduct and the Committee
                                                                Charters can be found on the Corporation's website.

                                                                The Corporation's Code of Business Conduct is applicable to all directors, officers and employees of the Corporation. Pursuant to this Code, among other things, Management is expected to manage the
                                                                Corporation (and the Board is expected to oversee Management) in a manner that enhances shareholder value, consistent with the highest level of integrity and with the law. The Board, through the Audit
                                                                Committee, monitors its compliance with the Code, and is
                                                                responsible for granting any waivers to directors and officers. No such waivers were granted to any directors or officers in 2003.

                                                                The Board met four times during 2003.

                                                DOES
                                                HUSKY
TSX CORPORATE GOVERNANCE GUIDELINE              ALIGN           COMMENTS
----------------------------------------------------------------------------------------------------------------------------------
    (a)  Adoption of a strategic                YES             The Board's Mandate provides that the Board is
         planning process.                                      responsible for ensuring that the Corporation has an effective strategic planning process. The Board annually reviews, approves, monitors and provides guidance on the Corporation's strategic plan.
                                                                The Corporation's strategic plan addresses the opportunities, risks, financial projections and other key performance indicators for each of the major business segments in addition to an
                                                                assessment of industry and economic conditions and how they may impact the Corporation and its strategic plan.

                                                                The President & Chief Executive Officer and senior management team of the Corporation have direct responsibility for the ongoing strategic planning process, the establishment of long term goals for the Corporation, and once the strategic plan has been approved by the Board, its implementation.

                                                                At its meeting on November 15, 2003, the Board reviewed and approved the strategic plan of the Corporation as presented by
                                                                Management. Management must obtain approval of the Board for any transaction that would have a significant impact on the strategic plan.

     (b) Identification of principal            YES             The Board's Mandate specifically includes identifying the
         risks and implementing risk                            principal risks of the Corporation's business and using
         management systems.                                    reasonable steps to ensure the implementation of appropriate systems to manage and monitor those risks. The principal risks inherent in the Corporation's business include those related to the environment, prices for oil and natural gas, control of operating costs, the Canadian/U.S. dollar exchange rate and interest rates.
                                                                The Board addresses specific risks and risk management in its review of the Corporation's annual audited financial statements.
                                                                The Audit Committee reviews quarterly internal control reports with the internal auditors. The Health, Safety and Environment Committee reviews and recommends for approval to the Board, updates to the
                                                                Health, Safety and Environmental Policy prepared by Management, the development with Management of specific environmental objectives and targets and monitors compliance with the Corporation's environmental policies and achievement of environmental objectives and targets.
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     (c) Succession planning,                   YES             The  Board's  Mandate  includes  keeping  in place  adequate
         including appointing,                                  and effective  succession  plans for the President & Chief
         training and monitoring                                Executive Officer  and  senior  management.  On the
         senior management.                                     recommendation  of the President  & Chief  Executive
                                                                Officer,  the Board  appoints  the senior officers of the
                                                                Corporation.

                                                                The Compensation Committee receives periodic updates on the
                                                                Corporation's succession plan at the senior officer level and monitors the succession planning process within the general management ranks of the Corporation. The succession plan is reviewed, at least, annually by the Compensation Committee.

     (d) Communications Policy.                 YES             The Corporation has a Communications Policy that addresses the accurate and timely communication of all important information relating to the Corporation and that addresses the Corporation's interaction with shareholders, investment analysts, other
                                                                stakeholders and the public generally. The Policy includes measures to avoid selective disclosure of material information and includes guidance on trading by directors, officers and employees. The
                                                                Policy is reviewed annually by the Board.

                                                                The Corporation has posted its Communications Policy, plus its public securities regulatory filings, all of its press releases and its investor presentations on the Corporation's website.

                                                                The Board oversees the Corporation's Communications Policy with a view to providing effective communication by the Corporation, including effective means to enable shareholders to communicate with the Corporation.

                                                                The Board, either directly or through the activities of the Audit
                                                                Committee, reviews all quarterly and annual financial statements and related management discussion and analysis, the Corporation's oil and gas reserves reporting, earnings releases, management information circulars, annual information forms and financing documents.
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     (e) Integrity of internal control          YES             The Board requires Management to maintain effective
         and management                                         internal controls and information systems. The Board, with
         information systems.                                   the assistance of the Audit Committee, oversees the integrity of the Corporation's internal control and information systems. The
                                                                Audit Committee meets no less than four times a year with the
                                                                Corporation's internal auditor to review the Corporation's internal controls over financial reporting and related information systems.
                                                                In addition, for each quarterly reporting period, the Corporation's
                                                                Controller provides confirmation to the Audit Committee as to whether the compilation of the Corporation's financial disclosure was done using the same information systems used for the prior reporting period and as to whether there are any known weaknesses in such information systems. The Corporation's external auditors report to the Audit Committee on an annual basis on the
                                                                Corporation's internal controls and information systems.

2.      Majority of directors should be               NO        The  Corporation  currently has 14  directors,  seven of whom are
        "unrelated", and, as the Corporation                    "unrelated"  to the  Corporation  as that term is used in the TSX
        has significant shareholders, the                       Guidelines.  The  Board  recognizes  the  current  trend  towards
        Board should include a number of                        having   a   majority   of   "unrelated"   directors,   but  also
        directors who do not have an interest                   acknowledges   that   the   Corporation   has   two   significant
        or relationship with the significant                    shareholders.
        shareholders which fairly reflects the
        investment of the minority                              The Board is of the view that the number of its members  that are
        shareholders.                                           "unrelated"  directors  and  directors  who have no  relationship with the significant shareholders, adequately reflects the perspectives and interests of the minority shareholders.

                                                                Under the TSX Guidelines an "unrelated director" is one who is independent of Management and is free from any interest in any business or other relationship that could, or could reasonably be perceived to, materially interfere with the directors' ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding. A
                                                                "related" director is one who is not an "unrelated" director.
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3.       Disclose for each director whether     YES             The Board, with the assistance of the Corporate Governance
         he or she is related or unrelated, and                 Committee and counsel to the Corporation, is responsible for
         how that conclusion was reached.                       determining whether or not each director is an "unrelated director".
                                                                To carry out this determination, all relationships with the
                                                                Corporation and its subsidiaries are reviewed. To assist the Board in its determination, all directors complete a detailed
                                                                questionnaire which includes disclosure of any material interest and business relationships with the Corporation, and his or her shareholdings in the Corporation.

                                                                The Board has determined the "unrelated" directors of the
                                                                Corporation are R. D. Fullerton, M.J.G. Glynn, T.C.Y. Hui, B.D.
                                                                Kinney, H. Kluge, E.L. Kwok, and W. E. Shaw. None of the
                                                                "unrelated" directors work in the day-to-day operations of the
                                                                Corporation or any of its subsidiaries, is a party to any material contract with the Corporation or any of its subsidiaries or receives any fees from the Corporation or its subsidiaries, other than directors' fees and expenses.

                                                                The "related" directors are considered to be so because of the offices they hold with the Corporation or the business relationship they have with the Corporation or its significant shareholders.

                                                                More information about each director, including any relationship they have with the Corporation and/or the significant shareholders, and other directorships, can be found on pages 11 to 14 and on page
                                                                15 of this Management Information Circular.

4.       Appoint a committee responsible        YES             The Board has constituted a Corporate Governance Committee which
         for the appointment and assessment                     is responsible for periodically reviewing the composition and
         of directors composed exclusively                      the criteria regarding the composition of the Board and its
         of outside directors (i.e. non-                        Committees. New nominees to the Board are proposed by the
         management directors), the                             Corporate Governance Committee to the Co-Chairs and, if
         majority of whom are unrelated.                        considered appropriate, for presentation to the full Board for approval. The Corporate Governance Committee has been mandated by the Board to implement a system for assessing and providing recommendations to the Co-Chairs on the effectiveness of the Board as a whole, the Committees of the Board and the contribution of individual directors.

                                                                All of the members of the Corporate Governance Committee are non-management and are unrelated directors.
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5.       Implement a process for assessing      YES             The Board has mandated that a formal annual assessment
         effectiveness of the Board as a                        process be established, which initially is to include
         whole, its Committees and the                          feedback by all the directors to the Co-Chairs during
         contribution of individual directors.                  regular "in camera sessions" of the Board (without
                                                                Management present). It is further anticipated that the directors will be asked to complete a survey. The survey will be strictly confidential to encourage full and frank comments (with an outside consultant compiling the results to ensure such confidentiality).
                                                                With the recommendations of the Corporate Governance Committee, the
                                                                Co-Chairs will then assess the effectiveness of the Board as a whole, the Committees of the Board and the contributions of individual directors.

                                                                The Co-Chairs will then take whatever steps are necessary, based on the feedback and surveys, to make any changes necessary to enhance the performance of the Board.

6.       Provide orientation and education      YES             New directors are provided with substantial reference
         programs for new directors.                            material pertaining to the Corporation, its strategic focus, financial and operating history, corporate governance practices and corporate vision.

                                                                All directors receive a Board Handbook containing, among other things, constating documents, an organization chart of the
                                                                Corporation and its subsidiaries, corporate fact sheets, strategic plan, list of Committees and Committee Charters and various corporate policies.

                                                                Information sessions for all directors are held from time to time during the year on topics relating to significant aspects of the
                                                                Corporation's business and operations, including the legal, regulatory and industry requirements and environment in which the
                                                                Corporation operates.

7.       Examine size of board to determine     YES             The Board is of the opinion that its size and composition
         whether the number of directors                        provides for effective decision making for a senior
         facilitates effective decision making.                 integrated energy and energy related company with two significant shareholders. The Board has no current intention to reduce, enlarge or otherwise alter the composition of the Board, except for the possible appointment of one other unrelated director.

                                                                The Corporate Governance Committee reviews the composition and size of the Board periodically.
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8.       Review the adequacy and form of        YES             The Corporate Governance Committee reviews annually
         compensation of directors and                          compensation paid to directors. In assessing
         ensure the compensation                                compensation the Committee reviews external surveys and
         realistically reflects the risks and                   other third party information pertaining to compensation
         responsibilities involved in being an                  paid by the Corporation's industry peers to their directors.
         effective director.                                    The Committee strives to set the cash compensation paid to the
                                                                Corporation's directors at the median of that paid by other senior integrated oil and gas companies. See page 9 of the Management
                                                                Information Circular for information on the cash compensation received by the directors in 2003.

                                                                The directors receive an annual retainer and attendance fees as compensation for their activities as directors of the Corporation and are entitled to reimbursement for out-of-pocket expenses for attendance at meetings of the Board and any Committees of the
                                                                Board. The Chairs of each Committee of the Board also receive an additional annual retainer. The non-management directors do not participate in the Corporation's Stock Option Plan.

9.       Committees should generally be         YES             The Board has delegated certain of its responsibilities to
         composed of non-management                             four committees, each of which has specific roles and
         directors, a majority of whom are                      responsibilities as defined by the Board. All Board
         unrelated.                                             Committees are made up solely of non-management directors, a majority of whom are unrelated directors. The Audit Committee is comprised of four unrelated directors. The Compensation Committee is comprised of two unrelated and two related directors. The
                                                                Health, Safety and Environment Committee is comprised of one related and two unrelated directors. The Corporate Governance
                                                                Committee is comprised of three unrelated directors. Mandates for each Committee can be found on the Corporation's website.

                                                                AUDIT COMMITTEE

                                                                The members of the Audit Committee are M.J.G. Glynn (Chair), R.D.
                                                                Fullerton, T.C.Y. Hui and W.E. Shaw. The Audit Committee met six
                                                                times in 2003.

                                                                COMPENSATION COMMITTEE

                                                                The members of the Compensation Committee are C.K.N. Fok (Chair),
                                                                H. Kluge, E.L. Kwok and F.J. Sixt. The Compensation Committee met
                                                                once in 2003.
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                                                                HEALTH, SAFETY AND ENVIRONMENT COMMITTEE

                                                                The members of the Health, Safety and Environment Committee are H.
                                                                Kluge (Chair), B.D. Kinney, and S.T.L. Kwok. The Health, Safety and
                                                                Environment Committee met twice in 2003.

                                                                CORPORATE GOVERNANCE COMMITTEE

                                                                The members of the Corporate Governance Committee are H. Kluge
                                                                (Chair), E.L. Kwok and W.E. Shaw. The Corporate Governance
                                                                Committee met four times in 2003.

10.      Appoint a committee responsible        YES             The Corporation has appointed a Corporate Governance
         for the Corporation's approach to                      Committee which is responsible for developing the
         corporate governance issues.                           Corporation's approach to governance issues, reviewing the
                                                                Corporation's overall governance principles, recommending changes to those principles from time to time, and recommending to the
                                                                Board for approval the statement of corporate governance practices included in the Corporation's Management Information Circular. The
                                                                Corporate Governance Committee will be reassessing all aspects of the Corporation's governance structure and procedures in the context of the new rules in Canada and the United States that have become, or will become, applicable to the Corporation.

11.  (a) The Board, together with               YES             The Board has adopted Terms of Reference which sets
         the Chief Executive                                    forth position descriptions for the Board and the President
         Officer, should develop                                & Chief Executive Officer.  The Board has delegated day-
         position descriptions for the                          to-day  management to the President & Chief Executive
         Board and Chief Executive                              Officer and other senior officers.
         Officer, involving
         definition of the limits to                            In the Terms of Reference, the role of the Board and the
         Management's                                           President & Chief Executive Officer is defined. Certain
         responsibility.                                        matters remain the sole responsibility of the Board.

                                                                The Board appoints the President & Chief Executive Officer of the
                                                                Corporation, who is a member of the Board. The Board has delegated to the President & Chief Executive Officer the authority to manage and supervise the business of the Corporation, including the making of all decisions regarding the Corporation's operations that are not specifically reserved to the Board under the terms of that delegation of authority. The Board has approved limits to the expenditure authority of the President & Chief Executive Officer.
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     (b) Board should approve or                YES             The  President & Chief Executive Officer is responsible for
         develop the corporate                                  meeting the annual corporate objectives of the Corporation
         objectives which the Chief                             which are consistent with the Corporation's overall
         Executive Officer is                                   strategic plan and budgets.  A strategic plan and budgets
         responsible for meeting.                               are prepared by senior Management on at least an annual
                                                                basis and are submitted to the Board for approval. The Board, through the Compensation Committee, measures the performance of the
                                                                President & Chief Executive Officer and senior Management, in part, by the degree to which they are successful in achieving the objectives set out in the strategic plan and budgets.

12.      Establish structures and procedures    YES             The Board has appointed Co-Chairs of the Board, each of
         to enable the Board to function                        whom is independent of Management. The principal
         independently of Management.                           responsibilities of the Co-Chairs are to enhance Board
                                                                effectiveness and efficiency, independent of Management, generally to manage the Board and the Board processes, and to administer the
                                                                Board's relationship with the President & Chief Executive Officer and other Management.

                                                                At all regular Board meetings during the year, a portion of such meeting is held without Management present to allow a more open discussion.

                                                                In regard to their responsibilities, the Co-Chairs communicate regularly with Board members, provide feedback to the President &
                                                                Chief Executive Officer on behalf of the Board and/or individual directors, work with the President & Chief Executive Officer and the Corporate Secretary in setting Board meeting schedules and agendas and ensure the Board receives full, timely and relevant information to support the Board's decision-making obligations. The
                                                                Co-Chairs also encourage effective communication and relationships between the Corporation, shareholders, other stakeholders and the general public.

13.  (a) Ensure an Audit Committee              YES             The  Board  has  adopted  an  Audit Committee Charter which
         has a specifically defined                             specifically  defines the roles and responsibilities of the
         mandate setting out its roles                          Audit Committee.  The Board, through the Corporate
         and responsibilities, has                              Governance Committee,  reviews the Audit Committee
         direct communication                                   Charter annually before recommending it for approval by
         channels with internal and                             the Board. The Audit Committee Charter can be found on
         external auditors and has                              the Corporation's website.
         oversight responsibility for
         Management reporting and                               The Audit Committee has direct communication channels
         internal control.                                      with the external and internal auditors,  and discusses and reviews issues with each of them on a regular basis.
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                                                                The Audit Committee is responsible to ensure Management has designed and implemented an effective system of internal control.

                                                                The external auditors are hired by and report directly to the Audit
                                                                Committee. After consultation with Management, the Audit Committee is responsible for setting the external auditor's compensation. The external auditors attend each meeting of the Audit Committee, with a portion of each meeting held without the presence of Management.
                                                                The Audit Committee reviews and approves annually the external auditor's Audit Plan, and must approve any non-audit work by the external auditors.

                                                                The internal auditors attend each meeting of the Audit Committee, with a portion of each meeting held without the presence of
                                                                Management. The Audit Committee reviews and approves annually the
                                                                Internal Audit Plan.

                                                                The Audit Committee is responsible for reviewing the Corporation's procedures relating to the disclosure of information relating to oil and gas reserves, and other related matters. In this regard, the Committee meets at least annually with internal and external reserves evaluators.

     (b) All members of the Audit               YES             All  members of the Audit Committee are non-management
         Committee should be non-                               and unrelated directors.
         management directors.
                                                                All members of the Audit Committee are financially literate (are able to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the
                                                                Corporation's financial statements).

14.      Implement a system to enable           YES             The Board is supportive of individual directors and
         individual directors to engage                         Committee Chairs engaging an independent advisor at the
         outside advisors, at the                               expense of the Corporation in appropriate circumstances.
         Corporation's expense, in                              The engagement of an independent advisor is subject to the
         appropriate circumstances.                             approval of one of the Co-Chairs.

                                                                The Audit Committee has retained an independent reserves engineer to assist it in the review of the Corporation's procedures relating to the disclosure of information relating to oil and gas reserves and other related matters.
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